UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Synthesis Energy Systems, Inc.
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Explanatory Note

This filing consists of a press release released by Synthesis Energy Systems, Inc. (the “Company”) on July 10, 2012 announcing the successful completion of testing of low volatile coal from Ncondezi Coal Company Limited.

Additional Information

In connection with the proposed transaction with ZJX and China Energy, the Company has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and to mail the definitive proxy statement to the Company’s stockholders. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statements to be filed, by the Company with the SEC.

You may obtain the preliminary proxy statement, and when available the definitive proxy statement, for free by visiting EDGAR on the SEC web site at www.sec.gov. Stockholders and investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Synthesis Energy Systems Announces Successful Testing of High Ash Coal Under Joint Study Agreement with Ncondezi Coal Company

HOUSTON, July 10, 2012—Synthesis Energy Systems, Inc. (Nasdaq: SYMX) (“SES”) announced today that it has successfully completed testing of low volatile coal from Ncondezi Coal Company Limited (AIM: NCCL) (“Ncondezi”) under a previously announced joint study agreement with SES’ joint venture, SRS Resource Solutions, Ltd. (“SRS”). The study is intended to determine the feasibility of mining and exporting up to 15 million tons per year (Mtpa) of low volatile coal, in addition to Ncondezi’s planned >5Mtpa export thermal coal operation, from the Ncondezi Project in Mozambique.

As part of the joint study, SES undertook laboratory scale testing of Ncondezi’s coal at the Gas Technology Institute’s facility in Chicago. Data from the tests demonstrate that this low moisture, high ash coal (>40%wt) achieved 99% carbon conversion during the bench scale testing and was determined to be very suitable for SES’ gasification technology.

Mike Oppenheimer, chairman of SES Resource Solutions, said, “These positive test results are the first step forward toward securing additional economic utilization of Ncondezi’s low volatile coal resources for the project in Mozambique and give us confidence to move forward with assessing the viability of Ncondezi’s low volatile coal for future SRS projects. This will include the economics of shipping the coal to major Asian countries and its subsequent conversion to substitute natural gas (“SNG”) by SES’ U-GAS® gasification technology.”

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, visit www.synthesisenergy.com or call (713) 579-0600.

About SES Resource Solutions, Ltd.

SES Resource Solutions, Ltd. (SRS), a 50/50 joint venture between Synthesis Energy Systems, Inc. and Midas Resources AG, was created to provide additional avenues of commercialization for SES’ U-GAS® technology. Key objectives of the joint venture are to identify and procure low cost, low grade coal resources for which SES’ technology and the joint venture’s know-how represent the best route to commercialization; to provide investment opportunities in integrated coal resources and gasification facilities and coal resources; and to facilitate the establishment of gasification projects globally based on SES’ technology. For additional information on SRS, please visit http://www.synthesisenergy.com/Our-Business/SES-Resource-Solutions-79.html

About Ncondezi Coal Company

Ncondezi Coal Company Limited is focused on servicing the world’s growing energy markets, exporting thermal coal to Asia and supplying coal for power generation in Mozambique, through the phased development and exploitation of its 4.7 billion tonne JORC coal resource in Mozambique. The Company is a listed on the AIM market of the London Stock Exchange, ticker NCCL. More information can be found on the Company’s website at www.ncondezicoal.com.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures and the ability of SES to effect the ZJX/China Energy transaction and the Hongye and Zhongmo transactions, grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Contact:

Synthesis Energy Systems, Inc.	MBS Value Partners, LLC
Kevin Kelly	Matthew D. Haines
Chief Accounting Officer	Managing Director
(713) 579-0600	(212) 710-9686
Kevin.Kelly@synthesisenergy.com	Matt.Haines@mbsvalue.com